Exhibit (h)(4)

Schedule A

to

Transfer Agency and Service Agreement

Dated May 21, 2009

Amended October 1, 2015

LIST OF PORTFOLIOS

PIMCO 0-1 Year U.S. Treasury Index Exchange-Traded Fund

PIMCO 0-5 Year High Yield Corporate Bond Index Exchange-Traded Fund

PIMCO 1-3 Year U.S. Treasury Index Exchange-Traded Fund

PIMCO 1-5 Year U.S. TIPS Index Exchange-Traded Fund

PIMCO 15+ Year U.S. TIPS Index Exchange-Traded Fund

PIMCO 25+ Year Zero Coupon U.S. Treasury Index Exchange-Traded Fund

PIMCO Broad U.S. TIPS Index Exchange-Traded Fund

PIMCO Diversified Income Active Exchange-Traded Fund

PIMCO Enhanced Short Maturity Active Strategy Fund

PIMCO Foreign Bond Active Exchange-Traded Fund (U.S. Dollar-Hedged)

PIMCO Fundamental IndexPLUS® AR Active Exchange-Traded Fund

PIMCO Global Advantage® Inflation-Linked Bond Active Exchange-Traded Fund

PIMCO Government Limited Maturity Active Exchange-Traded Fund

PIMCO High Yield Corporate Bond Index Exchange-Traded Fund

PIMCO Inflation-Linked Active Exchange-Traded Fund

PIMCO Intermediate Municipal Bond Active Exchange-Traded Fund

PIMCO International Fundamental IndexPLUS® AR Strategy Active Exchange-Traded Fund

PIMCO Investment Grade Corporate Bond Index Exchange-Traded Fund

PIMCO Low Duration Active Exchange-Traded Fund

PIMCO Low Duration Investment Grade Corporate Bond Active Exchange-Traded Fund

PIMCO Prime Limited Maturity Active Exchange-Traded Fund

PIMCO Short Term Municipal Bond Active Exchange-Traded Fund

PIMCO Total Return Active Exchanged-Traded Fund

A-1